Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
INFORMATION SERVICES GROUP, INC.
(the “Corporation”)

1.                                       OFFICES.

1.1                                 Registered Office. The address of the Corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington (New Castle County), Delaware 19808. Corporation Service Company is the Corporation’s registered agent at that address.

1.2                                 Other Offices. The Corporation may also have offices at such other places, within or outside the State of Delaware, as the board of directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

2.                                       MEETINGS OF STOCKHOLDERS.

2.1                                 Place and Time of Meetings. Meetings of the stockholders may be held within or outside Delaware at the place and time specified by the Board or the directors or stockholders requesting the meeting.

2.2                                 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as may be determined by the Board, and shall be held at a place and time determined by the Board, except that no annual meeting need be held if all actions, including the election of directors, required by the Delaware General Corporation Law to be taken at a stockholders’ annual meeting are taken by written consent in lieu of meeting pursuant to 2.8 of the Bylaws.

2.3                                 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board, by the Chairman of the Board or by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

2.4                                 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting and (b) no notice of an adjourned meeting need be given except when required by law or under Section 2.5 of these Bylaws. Each notice of a meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the Corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

2.5                                 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present any action may be taken which might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 2.4 of these Bylaws.

2.6                                 Voting; Proxies. Each stockholder of record shall be entitled to one vote for every share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law by the Corporation’s Certificate of Incorporation or by Section 2.8 of these Bylaws. Directors shall be elected in the manner provided in Section 3.1 of these Bylaws. Voting need not be by ballot unless requested by a stockholder at the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

2.7                                 List of Stockholders. Not less than 10 days prior to the date of any meeting of stockholders, the Secretary of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not less than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

2.8                                 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

3.                                       BOARD OF DIRECTORS.

3.1                                 Number, Qualification, Election and Term of Directors. The business of the Corporation shall be managed by the Board, which shall initially consist of not less than one director. The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Except as set forth in the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 3.9 of these Bylaws. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.

3.2                                 Quorum and Manner of Acting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting, except as provided herein or in the Certificate of Incorporation. Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law, by these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

3.3                                 Place of Meetings. Meetings of the Board may be held in or outside Delaware.

3.4                                 Annual and Regular Meetings. The Board will hold meetings on at least a quarterly basis. The independent directors shall meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management. Meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 3.6 of these Bylaws. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

3.5                                 Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or by a majority of the directors. Only business related to the purposes set forth in the notice of meeting may be transacted at a special meeting.

3.6                                 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

3.7                                 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.

3.8                                 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

3.9                                 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the Chief Executive Officer or Secretary of the Corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

3.10                           Vacancies. Any vacancy in the Board, including one created by an increase in the number of directors, shall, be filled by the Board.

3.11                           Compensation. Directors may receive reasonable compensation, if any, as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.

4.                                       COMMITTEES.

4.1                                 Committees. The Board, by resolution adopted by a majority of the entire Board, may designate committees of one or more directors, which shall serve at the pleasure of the Board and shall have such powers and duties as the Board determines.

4.2                                 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

5.                                       OFFICERS.

5.1                                 Number; Security. The executive officers of the Corporation shall be a Chief Executive Officer, a Secretary and a Treasurer and such other executive officers as the Board may appoint at any time. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

5.2                                 Election; Term of Office. The executive officers of the Corporation shall be elected annually by the Board, and each such officer shall hold office until his resignation, death or removal by the Board or until the election of his successor, subject to the provisions of Section 5.4 of these Bylaws.

5.3                                 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or to any committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

5.4                                 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the Chief Executive Officer or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee who appointed him.

5.5                                 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 5.2 and 5.3 of these Bylaws for election or appointment to the office.

5.6                                 Chief Executive Office. The Chief Executive Officer shall be the Chief Executive Officer of the Company. Subject to the control of the Board, he shall have general supervision over the business of the Company and shall have such other powers and duties as chief executive officers and presidents of companies usually have or as the Board assigns to him.

5.7                                 Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall be in charge of the Corporation’s books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the Chief Executive Officer assigns to him.

5.8                                 Secretary. The Secretary shall be the Secretary of, and shall keep the minutes of, all meetings of the Board and of the stockholders, shall be responsible for giving notice of all meetings of stockholders and of the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the Chief Executive Officer assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

5.9                                 Compensation. The Board may fix the officers’ salaries, if any, or it may authorize the Chief Executive Officer to fix the salary of any other officer.

6.                                       SHARES.

6.1                                 Certificates. The Corporation’s shares shall be represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chief Executive Officer, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile.

6.2                                 Transfers. Shares shall be transferable only on the Corporation’s books, upon surrender of the certificate for the shares, properly endorsed. The Board may require satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

6.3                                 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights or for the purpose of any other action. The record date may not be more than 60 or less than 10 days before the date of the meeting or more than 60 days before any other action.

7.                                       MISCELLANEOUS

7.1                                 Seal. The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

7.2                                 Fiscal Year. The Board may determine the Corporation’s fiscal year. Unless and until changed by the Board, the Corporation’s fiscal year shall be the calendar year ending December 31.

7.3                                 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the Chief Executive Officer of this Corporation or by proxy or proxies appointed by such officer. The Board may, however, appoint some other person to vote the shares.

7.4                                 Amendments. These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board, but any Bylaw adopted by the Board may be amended or repealed by the stockholders.